EXHIBIT 11

                                       CACI INTERNATIONAL INC AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER COMMON
                                            AND COMMON EQUIVALENT SHARE

                                                  Three Months Ended March 31,        Nine Months Ended March 31,
                                                      1995              1994              1995            1994
                                                  -----------------------------------------------------------------
Net Income before
  extraordinary item                              $2,114,000         $1,686,000        $6,015,000      $4,500,000

Extraordinary item                                         0                  0                 0        (300,000)
                                                  ----------         ----------        ----------      ----------

Net income                                        $2,114,000         $1,686,000        $6,015,000      $4,200,000
                                                  ==========         ==========        ==========      ==========

Average shares outstanding
  during the period                               10,034,000         10,121,000        10,013,000      10,055,000

Dilutive effect of stock
  options after application
  of treasury stock method                           555,000            622,000           581,000         493,000
                                                  ----------         ----------        ----------      ----------

Average number of shares
  outstanding during the period                   10,589,000         10,743,000        10,594,000      10,548,000
                                                  ==========         ==========        ==========      ==========

Earnings per common and
  common equivalent share:

Before extraordinary item                         $     0.20         $     0.16        $     0.57      $     0.43

Extraordinary item                                      0.00               0.00              0.00           (0.03)
                                                  ----------         ----------        ----------      ----------

Net income                                        $     0.20         $     0.16        $     0.57      $     0.40
                                                  ==========         ==========        ==========      ==========
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